Exhibit 99.1 Press Release

Chem Rx Corporation Schedules 2008 Annual Meeting Date

Friday October 31, 5:36 pm ET

LONG BEACH, N.Y., Oct. 31 /PRNewswire-FirstCall/ -- Chem Rx Corporation (OTC Bulletin Board: CHRX - News, CHRXU - News, CHRXW - News), a leading provider of institutional pharmacy services, today announced that its 2008 annual meeting of stockholders is planned to be held on Thursday, December 18, 2008. The meeting is scheduled for 10:00 a.m. local time at the offices of Paramount BioSciences, LLC, located at 787 Seventh Avenue, 48th Floor, New York, New York 10019. Stockholders of record as of the close of business on November 3, 2008 will be entitled to vote at the meeting or any adjournment of the meeting. Any stockholder that intends to present a proposal for inclusion in the Company’s proxy materials for the 2008 Annual Meeting must submit the proposal, in accordance with Securities Exchange Act of 1934 Rule 14a-8, not later than the close of business on Thursday, November 20, 2008.

About Chem Rx Corporation

Founded more than 40 years ago, Chem Rx Corporation is a leading provider of institutional pharmacy services in the New York City metropolitan area, as well as parts of New Jersey, upstate New York, Pennsylvania, and Florida. Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities. Through its services, Chem Rx provides more than 67,500 institutional residents with prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions and institutional pharmacy locations; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Chem Rx Corporation does not assume any obligation to update the information contained in this press release.

Contacts:

Steven C. Silva

President and Chief Operating Officer

Chem Rx Corporation

516-889-8770

Stephanie Carrington/Ben Carmichael

The Ruth Group

646-536-7017 / 7013

scarrington@theruthgroup.com

bcarmichael@theruthgroup.com